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                                Exhibit 10 (xii)

                            LOAN RETIREMENT AGREEMENT

         LOAN RETIREMENT AGREEMENT (this "AGREEMENT"), dated as of November 13, 2000, by and between NEW GENERATION HOLDINGS, INC., a Delaware corporation ("NGH"), and BACHKINE & MEYER INDUSTRIES, S.A., a British Virgin Islands corporation ("BMI").

                              W I T N E S S E T H:

         WHEREAS, BMI has made loans to the Company which, together with interest, are in the aggregate amount of $2,165,696 as of the date hereof (the "BMI DEBT"); and

         WHEREAS, NGH entered into a strategic collaboration agreement with Double Impact, Inc. ("DI") dated March 31, 2000 (the "STRATEGIC COLLABORATION AGREEMENT"), pursuant to which DI agreed to provide certain services to NGH; and

         WHEREAS, pursuant to the Strategic Collaboration Agreement and a related share transfer agreement of between BMI and DI dated March 31, 2000 (the "SHARE TRANSFER AGREEMENT"), BMI agreed to transfer 500,000 shares of NGH common stock ("COMMON STOCK") to DI; and

         WHEREAS, NGH and BMI have entered into a Settlement Agreement with DI pursuant to which, among other things, NGH agreed to forgive a loan to DI in the principal amount of


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$500,000 and BMI was relieved of its obligation to transfer 500,000 shares of
Common Stock of NGH to DI pursuant to the Strategic Collaboration Agreement and Share Transfer Agreement; and

         WHEREAS, pursuant to this Agreement, and in consideration for, among other things, BMI being relieved of its obligation to transfer 500,000 shares of Common Stock of NGH to DI pursuant to the Share Transfer Agreement, BMI has agreed to retire the BMI Debt for (x) $300,000 in cash, (y) a $500,000 reduction in the amount of the BMI Debt and (z) the conversion of the remaining $1,365,696 of the BMI Debt into shares of Common Stock at a conversion price equal to $3.59 per share.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. RETIREMENT OF BMI DEBT. The parties agree that in consideration for BMI being relieved of its obligation to transfer 500,000 shares of Common Stock of NGH to DI pursuant to the Share Transfer Agreement, the BMI Debt will be retired in accordance with the following: (x) a cash payment by the Company to BMI in the amount of $300,000, (y) a $500,000 reduction in the amount of the BMI Debt and (z) the conversion of the remaining $1,365,696 of BMI Debt into 380,417 shares of Common Stock of NGH at a conversion price of $3.59 per share of Common Stock, representing the average price of NGH Common Stock on the


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OTC-Bulletin Board for the date of and the ten business days immediately preceding the date of this Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Each of NGH and BMI represent and warrant to the other that this Agreement has received all necessary corporate authorizations prior to its execution and is binding and enforceable against each such party in accordance with its terms. NGH represent and warrants to BMI that the shares of NGH Common Stock issuable to BMI pursuant to the conversion described herein are fully paid, validly issued and non-assessable.

         3. LAW APPLICABLE. This Agreement shall be governed by and construed pursuant to the laws of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         4. ASSIGNMENT, ETC. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted assignees and/or successors in interest.

         5. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render


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invalid or unenforceable any other provision of this Agreement, and this
Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

         6. NO WAIVER. A waiver of any breach or violation of any term, provision or covenant contained herein shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

         7. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings or agreements, whether written or oral, with respect to the subject matter hereof. No amendment or modification of this Agreement shall be valid unless it is in writing and signed by both parties.

         8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument and it shall not be necessary in making proof of this agreement to account for all such counterparts.


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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement on the day and year first above written.

                                            NEW GENERATION HOLDINGS, INC.

                                            By:  /S/ THOMAS R. MARSHALL
                                                -----------------------------
                                            Name:    Thomas R. Marshall
                                            Title:   Executive Vice President

                                            BACHKINE & MEYER INDUSTRIES, S.A.

                                            By:   /S/ JACQUES MOT
                                                -----------------------------
                                            Name:    Jacques Mot
                                            Title:   Director


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